EXHIBIT 10(b)

EMPLOYMENT AGREEMENT BY AND BETWEEN THE COMPANY AND SKYELAN ROSE DATED MARCH 1, 1998 EMPLOYMENT AGREEMENT THIS EMPLOYMENT AGREEMENT (the "Agreement"), effective as of the 1st day of March 1999, by and between eClic, INC., a Nevada corporation with its principal place of business located at 8555 W. Sahara, Suite 130, Las Vegas, NV 89117 (hereinafter referred to as "Company" or "Employer") and Skyelan Rose (hereinafter referred to as the "Employee"). The Company hereby employs the Employee and the Employee hereby accepts employment on the terms and conditions hereinafter set forth.

1. Term.

Subject to the provisions for termination hereinafter provided, the initial term of this Agreement shall commence on March 1, 1999 and terminate on February 28, 2001, and shall continue thereafter on a year to year basis unless terminated by the Company by delivery of written notice to the Employee not later than thirty (30) days prior to the date for termination as indicated in said notice.


2. Compensation and Performance Review
   (a) As a result of the Company's current limited available cash, the Employee agrees to receive compensation based solely on incentive performance of revenues/profits generated by the employee.

   (b) If the Employee can find a supplier who is willing to sell, market, ship and bill their product(s) through the Company's
       Web site (www.eClic.com), the Employee will receive ten (10) percent of the net profits generated. In order to qualify for this incentive compensation, the Employee must negotiate an arrangement with the supplier, where the supplier agrees to inventory, ship and bill their product(s) to the Company's customers, and allow the Company to market their product(s) through the Company's Web site. This does not need to be an exclusive agreement with the supplier/advertiser. The agreement should include that the supplier pay the Company a fee for each product sold through the Company. Ten (10) percent of the net fee, i.e., after expenses, is earmarked as compensation to the Employee for managing the arrangement with the supplier. The Employee is responsible for maintaining the working relationship with the supplier. If the Employee does not maintain the working relationship with the supplier/advertiser the Employee forfeits compensation from that point forward.
       The Employee is not limited to the number of supplier and advertiser arrangements negotiated.

   (c) The Employee has the opportunity to find advertisers who would advertise their product(s) on the Company's Web Site. Again, the Employee would receive ten (10) percent, after expenses, of these advertising revenues.

   (d) If no arrangements are made with an suppliers or advertisers to sell products through the Company's Web site, the Employee receives no compensation.

   (e) Any arrangement or agreements made my one Employee, in finding a supplier to generate revenues through the Company's Web Site does not affect other employees. In other words, one employee does not receive any additional compensation if another employee brings new business to the Company. The only exception, is when two employees are responsible for finding and developing the same advertiser/supplier, at which time, they would agree to split aforementioned the ten (10) compensation fee.

3. Duties.

Employee is engaged as the Corporate Secretary of the Company. In such capacities, Employee shall exercise detailed supervision over the operations of the Company subject, however, to control by the Board of Directors. The Employee shall perform all duties incident to the title of Corporate Secretary and such other duties as from time to time may be assigned to her by the Board of Directors.

4. Best Efforts of Employee.

The Employee shall devote her best efforts to the business of the Company and to all of the duties that may be required by the terms of this Agreement to the reasonable satisfaction of the Company. The Employee shall at all times faithfully, with diligence and to the best of her ability, experience and talents, perform all the duties that may be required of and from her pursuant to the express and implicit terms hereof to the reasonable satisfaction of the Company. Such services shall be rendered at such other place or places as the Company shall in good faith require or as the interest, needs, business or opportunity of the Company shall require. The Employee agrees not to engage in any employment or consulting work or any trade or business for his account or for or on behalf of any other person, firm or corporation, which would conflict with the operations of the Company's business, unless the Employee obtains prior written consent from the Board of Directors of the Company.

5. Working Facilities.

The Employee shall be furnished with all such facilities and services suitable to her position and adequate for the performance of his duties.

6. Expenses.

The Employee is authorized to incur reasonable expenses for promoting the business of the Company, including his out-of-pocket expenses for entertainment, travel and similar items, provided it is preapproved by the Company CEO. The Company shall reimburse the Employee for all such expenses on the presentation by the Employee, from time to time, of an itemized account of such expenditures in accordance with the guidelines set forth by the Internal Revenue Service for travel and entertainment.

7. Vacation.

The Employee shall be entitled each year to a vacation of a reasonable amount during which time his compensation shall be paid in full, that is, provided he is receiving compensation based on the profit he can generate for the Company.

8. Disability.

   (a) Should the Employee, by reason of illness or incapacity, be unable to perform her job for a period of up to and including a maximum of twelve (12) months, the compensation payable to her for and during such period under this Agreement shall be unabated. The Board of Directors shall have the right to determine the incapacity of the Employee for the purposes of this provision, and any such determination shall be evidenced by its written opinion delivered to the Employee. Such written opinion shall specify with particularity the reasons supporting such opinion and be manually signed by at least a majority of the Board.

   (b) The Employee's compensation thereafter shall be reduced to zero. The Employee shall receive full compensation upon his return to employment and regular discharge of his full duties hereunder. Should the Employee be absent from her employment for whatever cause for a continuous period of more than 365 calendar days, the Company may terminate this Agreement and all obligations of the Company hereunder shall cease upon such termination.

9. Termination.

   (a) The Company may terminate this Agreement with cause at any time under immediate notice to the Employee thereof, and such notice having been given, this Agreement shall terminate in accordance therewith. For the purpose of this section, "cause" shall be defined as meaning such conduct by the Employee which constitutes in fact and/or law a breach of fiduciary duty or felonious conduct having the effect, in the opinion of the Board of Directors, of materially adversely affecting the Company and/or its reputation.

   (b) The Company may terminate this Agreement without cause by giving 90 days written notice to the Employee, and such notice having been given, this Agreement shall terminate in accordance therewith.

   (c) The Employee may terminate this Agreement without cause by giving 90 days written notice to the Company, and such notice having been given, this Agreement shall terminate in accordance therewith.

   (d) In the event of termination herein, the Employee shall be entitled to receive compensation based upon his prorated salary, up and until the date of termination, provided the Company is generating a profit after expenses. After the date of termination, the Employee shall not be entitled to receive additional compensation of any kind or nature from the Employer and all benefit and incentive programs then in place shall terminate.

10. Confidentiality.

The Employee shall not divulge to others any information she may obtain during the course of his employment relating to the business of the Company without first obtaining written permission of the Company.

11. Notices.

All notices, demands, elections, opinions or requests (however characterized or described) required or authorized hereunder shall be deemed given sufficiently if in writing and sent by registered or certified mail, return receipt requested and postage prepaid, or by tested telex, telegram or cable to, in the case of the Company: eClic, Inc., 8555 W. Sahara, Suite 130, Las Vegas, NV 89117; and, in the case of the Employee: Skyelan Rose,
7110 W. Indianola, Phoenix, AZ  85033.

12. Assignment of Agreement.

No party may assign or otherwise transfer this Agreement or any of its rights or obligations hereunder without the prior written consent to such assignment or transfer by the other party hereto; and all the provisions of this Agreement shall be binding upon the respective employees, delegates, successors, heirs and assigns of the parties.

13. Survival of Representations, Warranties and Covenants.

This Agreement and the representations, warranties, covenants and other agreements (however characterized or described) by both parties hereto and contained herein or made pursuant to the provisions hereof shall survive the execution and delivery of this Agreement and any inspection or investigation made at any time with respect to any thereof until any and all monies, payments, obligations and liabilities which either party hereto shall have made, incurred or become liable for pursuant to the terms of this Agreement shall have been paid in full.

14. Further Instruments.

The parties shall execute and deliver any and all such other instruments and shall take any and all such other actions as may be reasonably necessary to carry the intent of this Agreement into full force and effect.

15. Severability.

If any provisions of this Agreement shall be held, declared or pronounced void, voidable, invalid, unenforceable or inoperative for any reason by any court of competent jurisdiction, government authority or otherwise, such holding, declaration or pronouncement shall not affect adversely any other provision of this Agreement, which shall otherwise remain in full force and effect and be enforced in accordance with its terms and the effect of such holding, declaration or pronouncement shall be limited to the territory or jurisdiction in which made.

16. Waiver.

All the rights and remedies of either party under this Agreement are cumulative and not exclusive of any other rights and remedies provided by law. No delay or failure on the part of either party in the exercise of any right or remedy arising from a breach of this Agreement shall operate as a waiver of any subsequent right or remedy arising from a subsequent breach of this Agreement. The consent of any party where required hereunder to any act of occurrence shall not be deemed to be a consent to any other act of occurrence.

17. General Provisions.

This Agreement shall be construed and enforced in accordance with, and governed by, the laws of the State of Arizona. Except as otherwise expressly stated herein, time is of the essence in performing hereunder. This Agreement embodies the entire agreement and understanding between the parties and supersedes all prior agreements and understanding relating to the subject matter hereof, and this Agreement may not be modified or amended or any term of provision hereof waived or discharged except in writing signed by the party against whom such amendment, modification, waiver of discharge is sought to be enforced. The headings of this Agreement are for convenience in reference only and shall not limit or otherwise affect the meaning thereof. The Agreement may be executed in any number of counterparts, each of which shall be deemed an original but all of which taken together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the parties have executed this Agreement on the day and year first above written.

THE COMPANY:                          THE EMPLOYEE:
eClic, Inc.,                         Skyelan Rose


/s/ J. M. Daniels                     /s/ Skyelan Rose
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J. M. Daniels, CEO                    Skyelan Rose, Employee